EXECUTION COPY

AMENDED AND RESTATED PARENT GUARANTY AGREEMENT

THIS AMENDED AND RESTATED PARENT GUARANTY AGREEMENT (this “Guaranty”) is executed as of July 2, 2012, by AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation, (“Guarantor”), for the benefit of the Credit Parties (defined below).

RECITALS:

A.           American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), is party to that certain Term Loan Agreement, dated as of April 16, 2012 (the “Existing Term Loan Agreement”), among Borrower, Guarantor, each lender from time to time party thereto (the “Existing Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the benefit of the Existing Lenders (“Administrative Agent”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Term Loan Agreement.

B.           In connection with the Existing Term Loan Agreement, Guarantor entered into that certain Parent Guaranty Agreement, dated as of April 16, 2012 (the “Existing Guaranty”), in favor of Administrative Agent, for the benefit of the Existing Lenders, to guaranty the repayment of the Guaranteed Obligations (as defined in the Existing Guaranty) under the Existing Term Loan Agreement.

C.           Borrower, Guarantor, the Existing Lenders and Administrative Agent have agreed to amend and restate the Existing Term Loan Agreement pursuant to that certain Amended and Restated Term Loan Agreement dated as of the date hereof (as same may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) among Borrower, Guarantor, the lenders from time to time party thereto (including any Existing Lenders, the “Lenders”) and Administrative Agent (Administrative Agent and the Lenders, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”), which Term Loan Agreement, among other things, re-evidences the Borrower’s outstanding obligations under the Existing Term Loan Agreement and provides, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to or for the benefit of Borrower.

D.           The Guarantor wishes to affirm its obligations under the terms of the Existing Guaranty and wishes to amend and restate the terms of the Existing Guaranty.

E.           Guarantor is the general partner of, and holds Equity Interests in, Borrower and will benefit from the Credit Parties’ extension of credit to Borrower.

F.           This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Term Loan Agreement and to make Loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1.          Nature of Guaranty. Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Term Loan Agreement and the other Loan Documents (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, any and all environmental indemnifications contained in the Loan Documents (collectively, the “Guaranteed Obligations”). Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.

Section 2.          No Setoff or Deductions; Taxes. Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, then Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment. Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party, as applicable, receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed. Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 3.          No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. All payments under this Guaranty shall be made at Administrative Agent’s Office in Dollars.

Section 4.          Waiver of Notices. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which Guarantor might otherwise be entitled.

Section 5.          NO SUBROGATION. Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 6.          Waiver of Suretyship Defenses. Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantor, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of Guarantor under this Guaranty. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder. Guarantor waives any right to enforce any remedy which Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties. Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

Section 7.          Exhaustion of Other Remedies Not Required. The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against Guarantor.

Section 8.          Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations (including pursuant to any settlement entered into by a Credit Party in its discretion) is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

Section 9.          Subordination. Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (collectively, the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations. Guarantor agrees not to accept any payment in respect of any such Subordinated Debt from Borrower if a Default exists. If Guarantor receives any payment in respect of any Subordinated Debt in violation of the foregoing, then Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Term Loan Agreement, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

Section 10.          Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

Section 11.          INDEMNIFICATION AND Expenses.

(a)          Guarantor agrees to indemnify each Credit Party from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from this Guaranty and the transactions contemplated hereby (including, without limitation, enforcement of this Guaranty), except to the extent such claims, losses, or liabilities result from such Credit Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)          Guarantor shall indemnify each Credit Party and each Related Party of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of Administrative Agent and its Related Parties only, the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

(c)          Guarantor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 12.         AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.          Notices; ELECTRONIC DELIVERY OF CERTAIN INFORMATION.

(a)          Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Term Loan Agreement. All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth on Schedule 11.02 of the Term Loan Agreement; and (ii) if addressed to Guarantor, then to the address as follows: c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: William M. Kahane, Facsimile No.: (646) 861-7812, with a copy to c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Jesse C. Galloway, Facsimile No.: (646) 861-7804. Any party to this Guaranty may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.02(d) of the Term Loan Agreement.

(b)          ELECTRONIC DELIVERY OF CERTAIN INFORMATION. Documents required to be delivered pursuant to this Guaranty shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which each of the Credit Parties have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by Administrative Agent or Borrower) provided that the foregoing shall not apply to any Credit Party that has notified Administrative Agent and Borrower that it cannot or does not want to receive electronic communications.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications, all in accordance with the terms of the Term Loan Agreement.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower, on behalf of Guarantor, posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower, on behalf of Guarantor, notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. Eastern time on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance Guarantor shall deliver paper copies of any documents to any Credit Party that requests such paper copies until a written request to cease delivering paper copies is given by such Credit Party.  Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Guarantor with any such request for delivery.

Section 14.         No Waiver; Enforceability. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 15.         Assignment. This Guaranty shall: (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Term Loan Agreement.

Section 16.         Condition of Borrower. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantor requires, and that no Credit Party shall have any duty, and Guarantor is not relying on any Credit Party at any time, to disclose to Guarantor any information relating to the business, operations, or financial condition of Borrower.

Section 17.         RIGHTS OF SETOFF. If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Administrative Agent or such other Credit Party.

Section 18.         Other Guarantees. Unless otherwise agreed by Administrative Agent, the applicable Credit Party and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of the Credit Parties or any term or provision thereof.

Section 19.         GOVERNING LAW; JURISDICTION; ETC.

(a)          GOVERNING LAW.         THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          SUBMISSION TO JURISDICTION. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 19(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE TERM LOAN AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20.         Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 21.         AMENDMENT AND RESTATEMENT; NO NOVATION OF EXISTING GUARANTY. This Guaranty amends and restates in its entirety the Existing Guaranty and this Guaranty is in no way intended to constitute a novation of any obligations owed by Guarantor to the Credit Parties (as defined in the Existing Guaranty) under the Existing Guaranty, all of which are hereby reaffirmed, ratified and confirmed.

Section 22.         GENERAL AFFIRMATION OF LOAN DOCUMENTS. Guarantor hereby (a) acknowledges and consents to the execution and delivery of the Term Loan Agreement by the parties thereto and the execution and delivery of each of the instruments, documents and agreements required in connection therewith, (b) agrees that the Term Loan Agreement and the transactions contemplated thereby shall not limit or diminish its obligations arising under or pursuant to the Loan Documents (as defined in the Existing Term Loan Agreement) to which it is a party, (c) reaffirms all of its obligations under the Loan Documents (as defined in the Existing Term Loan Agreement) to which it is a party, and (d) acknowledges and agrees that each Loan Document (as defined in the Existing Term Loan Agreement) executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Section 23.         FINAL AGREEMENT. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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Signature Pages Follow]

IN WITNESS WHEREOF, Guarantor and Administrative Agent have caused this Guaranty to be duly executed and delivered as of the date first written above.

PARENT:

AMERICAN REALTY CAPITAL TRUST, INC.,
a Maryland corporation

By:	/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

Signature Page to

Amended and Restated Parent Guaranty Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Director

Signature Page to

Amended and Restated Parent Guaranty Agreement